As filed with the Securities and Exchange Commission on June 28, 2002

                                                    Registration No. 333-86774


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            CANAAN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



                Oklahoma                                73-1300132
        (State of Incorporation)           (I.R.S. Employer Identification No.)

        6100 North Western Avenue, Oklahoma City, Oklahoma     73118
             (Address of principal executive offices)        (zip code)

                 Stock Option Plan of Canaan Energy Corporation
                            (Full title of the plan)


                               Aubrey K. McClendon
                                  President and
                             Chief Executive Officer
                            Canaan Energy Corporation
                            6100 North Western Avenue
                          Oklahoma City, Oklahoma 73118
                                 (405) 848-8000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed to deregister the securities that were previously registered pursuant to this Registration Statement but were not sold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on June 28, 2002.

                                        CANAAN ENERGY CORPORATION

                                     By: /s/ Aubrey K. McClendon
                                        ---------------------------------------
                                               Aubrey K. McClendon
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on June 28, 2002.

           SIGNATURE                                         TITLE

 /s/ Aubrey K. McClendon                          Chief Executive Officer and
--------------------------------------------      Director
Aubrey K. McClendon                               (Principal Executive Officer)


 /s/ Tom L. Ward                                  Vice President and Director
--------------------------------------------
Tom L. Ward


 /s/ Marcus C. Rowland                             Vice President
--------------------------------------------       (Principal Financial and
Marcus C. Rowland                                  Accounting Officer)